EXHIBIT 8

September 5, 1995




Next Level Communications
6153 State Farm Drive
Rohnert Park, California  94928

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Agreement and Plan of Merger dated August 30, 1995 (the "Agreement") by and among General Instrument Corporation, a Delaware corporation ("Acquiror"), NLC Acquisition Corp., a California corporation and wholly-owned subsidiary of Acquiror ("Sub"), and Next Level Communications, a California corporation ("Target"). Sub will merge with and into Target (the "Merger") pursuant to the Agreement.

Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement or in certificates delivered to us by Acquiror, Sub and Target containing certain representations of Acquiror, Sub and Target (the "Certificate of Representations"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to Target in connection with the Merger.
As such, and for the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

      (A)    the Agreement;

      (B)    the Certificate of Representations;

      (C)    Continuity of Interest Certificates from certain
Target shareholders (the "Continuity of Interest Certificates");
and

      (D) such other instruments and documents related to the formation, organization and operation of Acquiror, Sub and Target and related to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed
(without any independent investigation or review thereof) that:

Next Level Communications
September 5, 1995
Page 2

      1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

      2. All representations, warranties and statements made or agreed to by Acquiror, Sub and Target, their managements, employees, officers, directors and shareholders in connection with the Merger, including but not limited to those set forth in the Agreement (including the exhibits), the Certificate of Representations and the Continuity of Interest Certificates, will be true and accurate at all relevant times, and all covenants contained in such agreements will be performed without waiver or breach of any material provision thereof;

      3. The Merger will be effective under the applicable state law;

      4. The continuity of interest requirement as specified in Treas. Reg. section 1.368-1(b) and as interpreted in certain
Internal Revenue Service rulings and federal judicial decisions will be satisfied;

      5. The continuity of business enterprise requirement as specified in Treas. Reg. section 1.368-1(d) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions will be satisfied;

      6. After the Merger, Target will hold "substantially all" of its and Sub's properties within the meaning of Section
368(a)(2)(E)(i) of the Internal Revenue Code of 1986, as amended
(the "Code") and the regulations promulgated thereunder;

      7. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg.
section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187;

      8. No outstanding indebtedness of Acquiror, Target or Sub has represented or will represent equity for tax purposes; and no outstanding equity of Acquiror, Target or Sub has represented or will represent indebtedness for tax purposes; and no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Target capital stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

      9. Neither Acquiror, Sub, or Target is, or will be at the time of the Merger: (a) an "investment company" within the meaning of Section 368(a)(2)(F) of the Code; or (b) under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; and

Next Level Communications
September 5, 1995
Page 3

      10. No Target shareholders (other than holders of Founders Common Stock) will receive any consideration for their shares other than Acquiror Common Stock; those certain options to purchase 2,570,375 shares of Acquiror Common Stock, which options become exercisable based upon sales of Surviving Corporation through March 31, 2000, as provided in the Agreement as compensation for services rendered and to be rendered by shareholder-employees of Target are in fact paid for services and will not be separate consideration for, or allocable to, any of their Target stock; none of the Acquiror Common Stock to be received by any shareholder-employees of Target in the Merger will be separate consideration for, or allocable to, services rendered or to be rendered by such shareholder-employees; the dollar value of all consideration other than Acquiror Common Stock, if any, received in the Merger by the holders of Founders Common Stock will not exceed $2.25 per share of Founders Common Stock; effective elections under Section 83(b) of the Code have been and will be made with respect to all Target stock currently held by shareholder-employees of Target which were subject to forfeiture restrictions when issued and all Acquiror Common Stock to be received in the Merger by shareholder-employees of Target which will be subject to forfeiture restrictions; all outstanding options and warrants to acquire Next Level Stock will be exercised prior to the Merger, and the shares of Next Level Stock issued upon such exercises will be treated as outstanding stock for tax purposes; and holders of fewer than 1% of the outstanding Target stock will perfect dissenters' rights.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto, for federal income tax purposes:

      The Merger will be a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger. In addition, no opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any other transaction whatsoever including the Merger if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue

Next Level Communications
September 5, 1995
Page 4

Service or the courts. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in Acquiror's Form S-4 Registration Statement filed in connection with the Merger ("Registration Statement"). We have reviewed the discussion entitled "Certain Federal Income Tax Considerations" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger and the material federal tax consequences to Acquiror, Target and Sub, and their shareholders as a result of the Merger.

We consent to the reference to our firm under the caption "Certain Federal Income Tax Considerations" in the Prospectus/Consent Solicitation Statement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is being delivered in connection with the filing of the Registration Statement. It is intended for the benefit of Target and its shareholders; it may not be relied upon or utilized for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM



By:      /s/ Susan Cooper Philpot
    -----------------------------------
      Susan Cooper Philpot


SCP/jkw